April 2017

Preliminary Terms No. 1,495

Registration Statement Nos. 333-200365; 333-200365-12

Dated April 26, 2017

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in International Equities

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF, which we refer to as the securities, are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for Jump Securities, index supplement and prospectus, as supplemented and modified by this document. If the final level of each underlying is greater than 110% of its respective initial level, which we refer to as the respective upside threshold value, you will receive for each security that you hold at maturity the stated principal amount plus the fixed upside payment of $100 plus leveraged upside participation in the appreciation of the worst performing underlying in excess of 10%, as set forth below. If the final level of any underlying is less than or equal to its respective upside threshold value, but the final level of each underlying is greater than or equal to 70% of its respective initial level, which we refer to as the respective downside threshold value, you will receive for each security that you hold at maturity the fixed upside payment of $100 in addition to the stated principal amount. However, if the final level of any underlying declines by more than 30% as of the valuation date from its respective initial level, the payment due at maturity will be significantly less than the stated principal amount of the securities by an amount that is proportionate to the percentage decrease in the final level of the worst performing underlying from its initial level. Under these circumstances, the payment at maturity will be less than $700 per security and could be zero. Accordingly, you could lose your entire initial investment in the securities. Because the payment at maturity is based on the worst performing underlying, a decline in any of the underlyings below its respective downside threshold will result in a significant loss of your investment even if the other underlyings have appreciated or have not declined as much. The securities are for investors who seek an equity -based return and who are willing to risk their principal, risk exposure to the worst performing of three underlyings and forgo current income in exchange for the fixed upside payment feature that applies only if the final level of each underlying is greater than or equal to its respective downside threshold value and the upside leverage feature that applies only if the final level of each underlying is greater than its respective upside threshold value. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Note Program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Issue price:	$1,000 per security
Stated principal amount:	$1,000 per security
Pricing date:	April 26, 2017
Original issue date:	May 1, 2017 (3 business days after the pricing date)
Maturity date:	May 1, 2020
Aggregate principal amount:	$
Interest:	None
Underlyings:	The EURO STOXX 50® Index (the “SX5E Index”) Shares of the iShares® MSCI EAFE ETF (the “EFA Shares”) Shares of the iShares® MSCI Emerging Markets ETF (the “EEM Shares”)
Payment at maturity:

•     If the final level of each underlying is greater than its respective upside threshold value:

$1,000 + the fixed upside payment + the leveraged upside payment

•     If the final level of any underlying is less than or equal to its respective upside threshold value, but the final level of each underlying is greater than or equal to its respective downside threshold value:

$1,000 + the fixed upside payment

•     If the final level of any underlying is less than its respective downside threshold value, meaning the level of any underlying has declined by more than 30% from its respective initial level:

$1,000 × performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount of $1,000, and will represent a loss of more than 30%, and possibly all, of your investment.

Fixed upside payment:	$100 per security (10% of the stated principal amount)
Leveraged upside payment:	$1,000 x leverage factor x adjusted underlying percent increase of the worst performing underlying
Leverage factor:	333.29% (applicable only to any appreciation of the worst performing underlying in excess of 10% and only if the final level of each underlying is greater than its upside threshold value)
Adjusted underlying percent increase:

The adjusted underlying percent increase will reflect the percentage increase in the level of the worst performing underlying over the term of the securities reduced by 10%, as follows:

[(final level – initial level) / initial level] – 10%

Upside threshold value:

With respect to the SX5E Index, 3,941.476, which is equal to 110% of its initial level

With respect to the EFA Shares, $70.389, which is equal to 110% of its initial level

With respect to the EEM Shares, $44.22 which is equal to 110% of its initial level.

Downside threshold value:

With respect to the SX5E Index, 2,508.212, which is equal to 70% of its initial level

With respect to the EFA Shares, $44.793, which is equal to 70% of its initial level

With respect to the EEM Shares, $28.14 which is equal to 70% of its initial level.

Performance factor:	With respect to each underlying, final level / initial level
Worst performing underlying:	The underlying with the lowest performance factor
Initial level:

With respect to the SX5E Index, 3,583.16, which is its closing value on April 25, 2017

With respect to the EFA Shares, $63.99, which is its closing price on April 25, 2017

With respect to the EEM Shares, $40.20, which is its closing price on April 25, 2017

Final level:

With respect to the SX5E Index, the index closing value of the SX5E Index on the valuation date.

With respect to each of the EFA Shares and the EEM Shares, the closing price of such underlying on the valuation date times the adjustment factor for such underlying on such date.

Valuation date:	April 28, 2020, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events
Adjustment factor:	With respect to each of the EFA Shares and the EEM Shares, 1.0, subject to adjustment in the event of certain events affecting such underlying
CUSIP / ISIN:	61768CHU4 / US61768CHU45
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $976.10 per security, or within $15.00 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$2.50	$997.50
Total	$	$	$

(1)       Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $2.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for Jump Securities.

(2)       See “Use of proceeds and hedging” on page 23.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Enhanced Trigger Jump Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Jump Securities dated February 29, 2016    Index Supplement dated January 30, 2017    Prospectus dated February 16, 2016

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF

Principal at Risk Securities

The Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020 (the “securities”) can be used:

▪	As an alternative to direct exposure to the underlyings that provides a minimum positive return of 10% if the final level of each underlying is greater than or equal to its respective downside threshold value, and offers leveraged upside participation in the appreciation of the worst performing underlying in excess of 10% if the final level of each underlying is greater than its respective upside threshold value; and

▪	To enhance returns and potentially outperform the worst performing underlying in a bullish or moderately bearish scenario.

If the final level of any underlying is less than its respective downside threshold value, the securities are exposed on a 1:1 basis to the percentage decline of the worst performing underlying from its initial level. Accordingly, investors may lose their entire initial investment in the securities.

Maturity:	3 years
Fixed upside payment:	$100 per security (10% of the stated principal amount)
Leverage factor:	333.29% (applicable only to any appreciation of the worst performing underlying in excess of 10% and only if the final level of each underlying is greater than its upside threshold value)
Upside threshold value:	For each underlying, 110% of the respective initial level
Downside threshold value:	For each underlying, 70% of the respective initial level
Minimum payment at maturity:	None. You may lose your entire initial investment in the securities.
Interest:	None

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $976.10, or within $15.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the leverage factor, the upside threshold values, the fixed upside payment and the downside threshold values, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market,

April 2017	Page 2

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

April 2017	Page 3

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Key Investment Rationale

This 3-year investment does not pay interest but provides a minimum positive return of 10% if the final level of each underlying is greater than or equal to its respective downside threshold value, and offers leveraged upside participation in the appreciation of the worst performing underlying in excess of 10% if the final level of each underlying is greater than its respective upside threshold value. The securities provide limited protection against a decline of the worst performing underlying of up to 30%. However, if, as of the valuation date, the level of any of the underlyings has declined by more than 30% from the respective initial level, the payment at maturity will be less than $700 per security and could be zero. Accordingly, investors may lose their entire initial investment in the securities.

Upside Scenarios

If the final level of each underlying is greater than or equal to its respective upside threshold value, the payment at maturity for each security will be equal to $1,000 plus the fixed upside payment of $100 plus the leveraged upside payment, which will be based on the appreciation of the worst performing underlying in excess of 10%.

If the final level of any underlying is less than or equal to its respective upside threshold value, but the final level of each underlying is greater than or equal to its respective downside threshold value, the payment at maturity for each security will be equal to $1,000 plus the fixed upside payment of $100.

Downside Scenario

If the final level of any underlying is less than its respective downside threshold value, which means that any underlying has depreciated by more than 30% from its respective initial level, you will lose 1% for every 1% decline in the level of the worst performing underlying from its initial level (e.g., a 40% depreciation in the worst performing underlying will result in a payment at maturity of $600 per security).

Because the payment at maturity of the securities is based on the worst performing underlying, a decline in any underlying below its respective downside threshold value will result in a significant loss of your investment, even if the other underlyings have appreciated or have not declined as much.

April 2017	Page 4

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the securities and are for illustrative purposes only. The actual initial level, upside threshold value and downside threshold value for each of the underlyings are set forth on the cover hereof. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms.

Stated principal amount:	$1,000 per security

Hypothetical initial level:	With respect to the SX5E Index, 3,500 With respect to the EFA Shares, $60.00 With respect to the EEM Shares, $40.00

Hypothetical upside threshold value:

With respect to the SX5E Index, 3,850, which is equal to 110% of its initial level

With respect to the EFA Shares, $66.00, which is equal to 110% of its initial level

With respect to the EEM Shares, $44.00, which is equal to 110% of its initial level

Hypothetical downside threshold value:

With respect to the SX5E Index, 2,450, which is equal to 70% of its initial level

With respect to the EFA Shares, $42.00, which is equal to 70% of its initial level

With respect to the EEM Shares, $28.00, which is equal to 70% of its initial level

Leverage factor:	333.29% (applicable only to any appreciation of the worst performing underlying in excess of 10% and only if the final level of each underlying is greater than its upside threshold value)

Fixed upside payment:	$100 (10% of the stated principal amount)

Interest:	None

EXAMPLE 1: The final level of each underlying is greater than its respective upside threshold value, and investors receive at maturity the stated principal amount plus the fixed upside payment plus leveraged upside participation in the appreciation of the worst performing underlying in excess of 10%.

Final level		SX5E Index: 4,200
EFA Shares: $90.00
EEM Shares: $70.00

Performance factor		SX5E Index: 4,200 / 3,500 = 120%
EFA Shares: $90.00 / $60.00 = 150%
EEM Shares: $70.00 / $40.00 = 175%

Payment at maturity	=	$1,000 + the fixed upside payment + the leveraged upside payment
	=	$1,000 + $100 + ($1,000 x leverage factor x adjusted underlying percent increase of the worst performing underlying)
	=	$1,000 + $100 + ($1,000 x 333.29% x [(4,200 - 3,500) / 3,500] – 10%)
	=	$1,433.29

In example 1, the SX5E Index appreciates by 20%, the EFA Shares appreciate by 50% and the EEM Shares appreciate by 75%. Because the final level of each underlying is above its respective upside threshold value, investors receive at maturity the stated principal amount plus the fixed upside payment of $100 plus leveraged upside participation in the appreciation of the worst performing underlying in excess of 10%. Therefore, the payment at maturity is based on the performance of the SX5E Index, the worst performing underlying in this example, and investors receive $1,433.29 per security at maturity

EXAMPLE 2: The final level of one underlying is less than its respective upside threshold value, but the final level of each underlying is at or above its respective downside threshold value, and investors receive the stated principal amount plus the fixed upside payment at maturity.

Final level	SX5E Index: 3,675
EFA Shares: $75.00
EEM Shares: $60.00

April 2017	Page 5

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Performance factor		SX5E Index: 3,675 / 3,500 = 105%
EFA Shares: $75.00 / $60.00 = 125%
EEM Shares: $60.00 / $40.00 = 150%

Payment at maturity	=	$1,000 + the fixed upside payment
	=	$1,000 + $100
	=	$1,100

In example 2, the SX5E Index appreciates by 5%, the EFA Shares appreciate by 25% and the EEM Shares appreciate by 50%. Because the final level of each underlying is above its respective downside threshold value, investors receive at maturity the stated principal amount plus the fixed upside payment of $100. Investors receive $1,100 per security at maturity, and do not participate in the appreciation of any of the underlyings. Although each underlying has appreciated, the return on the securities is limited to the stated principal amount and the fixed upside payment of $100, and investors do not receive the leveraged upside payment, because the final level of one underlying is below its respective upside threshold value.

EXAMPLE 3: Two of the underlyings depreciate, but the final level of each underlying is at or above its respective downside threshold value, and investors receive the stated principal amount plus the fixed upside payment at maturity.

Final level		SX5E Index: 4,200
EFA Shares: $54.00
EEM Shares: $36.00

Performance factor		SX5E Index: 4,200 / 3,500 = 120%
EFA Shares: $54.00 / $60.00 = 90%
EEM Shares: $36.00 / $40.00 = 90%

Payment at maturity	=	$1,000 + the fixed upside payment
	=	$1,000 + $100
	=	$1,100

In example 3, the SX5E Index appreciates by 20%, while the EFA Shares and EEM Shares decline to below their respective initial levels. However, because the final level of each underlying is still at or above its respective downside threshold value, investors receive at maturity the stated principal amount and the fixed upside payment of $100.

EXAMPLE 4: Two of the underlyings appreciate, but the other underlying declines to below its respective downside threshold value, and investors are exposed to the decline in the worst performing underlying from its initial level.

Final level		SX5E Index: 1,925
EFA Shares: $72.00
EEM Shares: $52.00

Performance factor		SX5E Index: 1,925 / 3,500 = 55%
EFA Shares: $72.00 / $60.00 = 120%
EEM Shares: $52.00 / $40.00 = 130%

Payment at maturity	=	$1,000 x performance factor of the worst performing underlying
	=	$1,000 x 55%
	=	$550

In example 4, the SX5E Index declines by 45% to below its downside threshold value, while the EFA Shares appreciate by 20% and the EEM Shares appreciate by 30%. Therefore, investors do not receive the fixed upside payment or the leveraged upside payment and are instead exposed to the negative performance of the SX5E Index, the worst performing underlying in this example. The payment at maturity is $550 per security. In this example, investors lose 1% of the stated principal amount for every 1% decline in the SX5E Index from its initial level, even though the other two underlyings have appreciated from their respective initial levels.

EXAMPLE 5: Each underlying declines below its respective downside threshold value, and investors are exposed to the decline in the worst performing underlying from its initial level.

Final level	SX5E Index: 1,925
EFA Shares: $30.00
EEM Shares: $24.00

April 2017	Page 6

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Performance factor		SX5E Index: 1,925 / 3,500 = 55%
EFA Shares: $30.00 / $60.00 = 50%
EEM Shares: $24.00 / $40.00 = 60%

Payment at maturity	=	$1,000 x performance factor of the worst performing underlying
	=	$1,000 x 50%
	=	$500

In example 5, the final level of each underlying is less than its respective downside threshold value. The SX5E Index declines by 45%, the EFA Shares decline by 50% and the EEM Shares decline by 40%. Therefore, investors do not receive the fixed upside payment or the leveraged upside payment are instead exposed to the negative performance of the EFA Shares, the worst performing underlying in this example. The payment at maturity is $500 per security.

If the final level of any of the underlyings is less than its respective downside threshold value, you will receive an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the level of the worst performing underlying from its initial level over the term of the securities, and you will lose a significant portion or all of your investment.

April 2017	Page 7

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the payment of any principal at maturity. At maturity, you will receive for each $1,000 stated principal amount of securities that you hold an amount in cash based upon the final level of each underlying. If the final level of any underlying is less than its respective downside threshold value, you will not receive the fixed upside payment or the leveraged upside payment. Instead, you will receive at maturity an amount in cash that is significantly less than the $1,000 stated principal amount of each security by an amount proportionate to the full decline in the price of the worst performing underlying from its initial level over the term of the securities, and you will lose a significant portion or all of your investment. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire investment.

▪	You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by any underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlyings. If the final level of any underlying is less than its respective downside threshold value as of the valuation date, you will be exposed to the negative performance of the worst performing underlying at maturity, even if the other underlyings have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying.

▪	Because the securities are linked to the performance of the worst performing underlying, you are exposed to greater risks of sustaining a significant loss on your investment than if the securities were linked to just one underlying. The risk that you will suffer a significant loss on your investment is greater if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one of the underlyings. With three underlyings, it is more likely that the final level of any underlying will be less than its respective downside threshold value, than if the securities were linked to only one underlying. Therefore, it is more likely that you will suffer a significant loss on your investment.

▪	The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

o	the level, volatility (frequency and magnitude of changes in value) and dividends of each underlying and of the stocks composing the SX5E Index, the MSCI Emerging Markets IndexSM or the MSCI EAFE IndexSM ,

o	interest and yield rates in the market,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or the securities markets generally and which may affect the final levels of the underlyings,

o	the time remaining until the securities mature,

o	the occurrence of certain events affecting the EFA Shares and EEM Shares that may or may not require an adjustment to an adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount if at the time of sale the value of any of the underlyings is near, at or below its respective downside threshold value.

You cannot predict the future performance of any underlying based on their historical performance. If the final level of any underlying is less than its respective downside threshold value, you will be exposed on a 1-to-1 basis to the full decline in the final level of the worst performing underlying from the respective initial level. There can be no assurance that the final level of each underlying will be greater than or equal to its respective downside threshold

April 2017	Page 8

Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

value so that you will receive at maturity an amount that is greater than the $1,000 stated principal amount for each security you hold.

▪	There are risks associated with investments in securities, such as the securities, linked to the value of foreign (and especially emerging markets) equity securities. The SX5E Index is linked to the value of foreign equity securities. The EEM Shares track the performance of the MSCI Emerging Markets IndexSM, which is linked to the value of foreign (and especially emerging markets) equity securities. The EFA Shares track the performance of the MSCI EAFE IndexSM, which is linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.

▪	The prices of the EEM Shares and the EFA Shares are subject to currency exchange risk. Because the prices of the EEM Shares and the EFA Shares are related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets IndexSM and the MSCI EAFE IndexSM, respectively, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each currency. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets IndexSM or the MSCI EAFE IndexSM, the final level of the relevant underlying will be adversely affected and the payment at maturity on the securities may be reduced.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the

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Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	The amount payable on the securities is not linked to the levels of the underlyings at any time other than the valuation date. The final level of each underlying will be based on its respective closing price or closing value, as applicable, on the valuation date, subject to postponement for non-index business days or non-trading days, as applicable, and certain market disruption events. Even if the level of any underlying appreciates prior to the valuation date but then drops by the valuation date to below its respective downside threshold value, the payment at maturity will be significantly less than it would have been had the payment at maturity been linked to the levels of the underlyings prior to such drop. Although the actual levels of the underlyings on the stated maturity date or at other times during the term of the securities may be higher than the final levels, the payment at maturity will be based solely on the closing price or value, as applicable, of each of the underlyings on the valuation date.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

▪	Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM. Investing in the securities is not equivalent to investing in any of the underlyings or the stocks that constitute the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlyings or the stocks that constitute the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM.

▪	Adjustments to the SX5E Index could adversely affect the value of the securities. The publisher of the SX5E Index can add, delete or substitute the stocks underlying the SX5E Index, and can make other methodological changes for certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the SX5E Index. Any of these actions could adversely affect the value of the securities. The publisher of the SX5E Index may also discontinue or suspend calculation or publication of the SX5E Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued SX5E Index. MS & Co. could have an

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Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the payout on the securities at maturity will be an amount based on the closing prices on the valuation date of the stocks underlying the SX5E Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the SX5E Index last in effect prior to the discontinuance of the SX5E Index.

▪	Adjustments to the EFA Shares or the EEM Shares or the indices tracked by such underlyings could adversely affect the value of the securities. The investment advisor to the EFA Shares and the EEM Shares, BlackRock Fund Advisors, seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlying. Any of these actions could adversely affect the price of the respective underlying and, consequently, the value of the securities. The publisher of the MSCI EAFE IndexSM and the MSCI Emerging Markets IndexSM (the “share underlying indices”) is responsible for calculating and maintaining the share underlying indices. It may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlyings and the value of the securities. The publisher of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of any of the EFA Shares or the EEM Shares, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of the EFA Shares or the EEM Shares. The EFA Shares and the EEM Shares do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of the EFA Shares and the EEM Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of the EFA Shares or the EEM Shares and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares or the EEM Shares may impact the variance between the performance of the EFA Shares or the EEM Shares and its respective share underlying index. Finally, because the shares of the EFA Shares and the EEM Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares or the EEM Shares may differ from the net asset value per share of the EFA Shares or the EEM Shares, respectively.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares or the EEM Shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the EFA Shares or the EEM Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares or the EEM Shares, and their ability to create and redeem shares of the EFA Shares or the EEM Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares or the EEM Shares may vary substantially from the net asset value per share of each underlying share or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of the EFA Shares or the EEM Shares may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of the EFA Shares or the EEM Shares.  Any of these events could materially and adversely affect the prices of each of the EFA Shares or the EEM Shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the EFA Shares or the EEM Shares on the valuation date, even if the EFA Shares or the EEM Shares is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of the EFA Shares or the EEM Shares, respectively.

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Principal at Risk Securities

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that can affect any of the EFA Shares and EEM Shares. MS & Co., as calculation agent, will adjust the adjustment factor for the EFA Shares or the EEM Shares for certain events affecting such underlying, such as stock splits and stock dividends. However, the calculation agent will not make an adjustment for every event or every distribution that could affect the EFA Shares and EEM Shares. If an event occurs that does not require the calculation agent to adjust the relevant adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Morgan Stanley & Co. LLC, which we refer to as MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial levels, the upside threshold values and the downside threshold values, will determine the final levels, the adjusted underlying percent increase, if applicable, and the performance factors, if applicable, and the payment that you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the closing price or closing value, as applicable, of any underlying in the event of a market disruption event or discontinuance of the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM . These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of Securities—Postponement of Valuation Date(s),” “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation,” “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings, the MSCI EAFE IndexSM and the MSCI Emerging Markets IndexSM), including trading in the EFA Shares and EEM Shares, the stocks that constitute the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings, the MSCI EAFE IndexSM and the MSCI Emerging Markets on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to April 25, 2017 could have increased the initial level of any underlying, and, therefore, could have increased the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlyings). Additionally, such hedging or trading activities during the term of the securities, including on the valuation date, could adversely affect the closing price or closing value, as applicable, of any underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any (depending also on the performance of the other underlyings).

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Provisions—Tax considerations” in this document and the discussion under “United

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Principal at Risk Securities

States Federal Taxation” in the accompanying product supplement for Jump Securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA Legislation” in the accompanying product supplement for Jump Securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Principal at Risk Securities

EURO STOXX 50® Index Overview

The EURO STOXX 50® Index was created by STOXX® Limited, which is owned by Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the STOXX 600 Supersector Indices, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. For additional information about the EURO STOXX 50® Index, see the information set forth under “EURO STOXX 50® Index” in the accompanying index supplement.

Information as of market close on April 25, 2017:

Bloomberg Ticker Symbol:	SX5E
Current Price:	3,583.16
52 Weeks Ago:	3,117.62
52 Week High (on 4/25/2017):	3,583.16
52 Week Low (on 6/27/2016):	2,697.44

The following graph sets forth the daily closing values of the SX5E Index for the period from January 1, 2012 through April 25, 2017. The related table sets forth the published high and low closing values, as well as the end-of-quarter closing values, of the SX5E Index for each quarter in the same period. The closing value of the SX5E Index on April 25, 2017 was 3,583.16. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing values of the SX5E Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SX5E Index at any time, including on the valuation date.

EURO STOXX 50® Index – Daily Closing Values January 1, 2012 to April 25, 2017

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Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

EURO STOXX 50® Index	High	Low	Period End
2012
First Quarter	2,608.42	2,286.45	2,477.28
Second Quarter	2,501.18	2,068.66	2,264.72
Third Quarter	2,594.56	2,151.54	2,454.26
Fourth Quarter	2,659.95	2,427.32	2,635.93
2013
First Quarter	2,749.27	2,570.52	2,624.02
Second Quarter	2,835.87	2,511.83	2,602.59
Third Quarter	2,936.20	2,570.76	2,893.15
Fourth Quarter	3,111.37	2,902.12	3,109.00
2014
First Quarter	3,172.43	2,962.49	3,161.60
Second Quarter	3,314.80	3,091.52	3,228.24
Third Quarter	3,289.75	3,006.83	3,225.93
Fourth Quarter	3,277.38	2,874.65	3,146.43
2015
First Quarter	3,731.35	3,007.91	3,697.38
Second Quarter	3,828.78	3,424.30	3,424.30
Third Quarter	3,686.58	3,019.34	3,100.67
Fourth Quarter	3,506.45	3,069.05	3,267.52
2016
First Quarter	3,178.01	2,680.35	3,004.93
Second Quarter	3,151.69	2,697.44	2,864.74
Third Quarter	3,091.66	2,761.37	3,002.24
Fourth Quarter	3,290.52	2,954.53	3,290.52
2017
First Quarter	3,500.93	3,230.68	3,500.93
Second Quarter (through April 25, 2017)	3,583.16	3,409.78	3,583.16

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. For more information, see “EURO STOXX 50® Index” in the accompanying index supplement.

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Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund managed by iShares®, Inc. (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. The iShares® MSCI EAFE ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI EAFE ETF is accurate or complete.

Information as of market close on April 25, 2017:

Bloomberg Ticker Symbol:	EFA UP
Current Price:	$63.99
52 Weeks Ago:	$59.24
52 Week High (on 4/25/2017):	$63.99
52 Week Low (on 6/27/2016):	$52.64

The following graph sets forth the daily closing values of the EFA Shares for the period from January 1, 2012 through April 25, 2017. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EFA Shares for each quarter in the same period. The closing price of the EFA Shares on April 25, 2017 was $63.99. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the EFA Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the EFA Shares at any time, including on the valuation date.

iShares® MSCI EAFE ETF – Daily Closing Prices January 1, 2012 to April 25, 2017

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Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

iShares® MSCI EAFE ETF (CUSIP 464287465)	High ($)	Low ($)	Period End ($)
2012
First Quarter	55.80	49.15	54.90
Second Quarter	55.51	46.55	49.96
Third Quarter	55.15	47.62	53.00
Fourth Quarter	56.88	51.96	56.82
2013
First Quarter	59.89	56.90	58.98
Second Quarter	63.53	57.03	57.38
Third Quarter	65.05	57.55	63.79
Fourth Quarter	67.06	62.71	67.06
2014
First Quarter	68.03	62.31	67.17
Second Quarter	70.67	66.26	68.37
Third Quarter	69.25	64.12	64.12
Fourth Quarter	64.51	59.53	60.84
2015
First Quarter	65.99	58.48	64.17
Second Quarter	68.42	63.49	63.49
Third Quarter	65.46	56.25	57.32
Fourth Quarter	62.06	57.50	58.75
2016
First Quarter	57.80	51.38	57.13
Second Quarter	59.87	52.64	55.81
Third Quarter	59.86	54.44	59.13
Fourth Quarter	59.20	56.20	57.73
2017
First Quarter	62.60	58.09	62.29
Second Quarter (through April 25, 2017)	63.99	61.44	63.99

This document relates only to the securities offered hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the

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Principal at Risk Securities

Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE Index,SM see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund managed by iShares, a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. The iShares® MSCI Emerging Markets ETF seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on April 25, 2017:

Bloomberg Ticker Symbol:	EEM UP
Current Price:	$40.20
52 Weeks Ago:	$34.31
52 Week High (on 4/25/2017):	$40.20
52 Week Low (on 5/19/2016):	$31.87

The following graph sets forth the daily closing values of the EEM Shares for the period from January 1, 2012 through April 25, 2017. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on April 25, 2017 was $40.20. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the EEM Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the EEM Shares at any time, including on the valuation date.

iShares® MSCI Emerging Markets ETF – Daily Closing Prices January 1, 2012 to April 25, 2017

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Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2012
First Quarter	44.76	38.23	42.94
Second Quarter	43.54	36.68	39.19
Third Quarter	42.37	37.42	41.32
Fourth Quarter	44.35	40.14	44.35
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter (April 25, 2017)	40.20	38.81	40.20

This document relates only to the securities offered hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received at maturity with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia,

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Principal at Risk Securities

Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Morgan Stanley Finance LLC

Enhanced Trigger Jump Securities Based on the Worst Performing of the EURO STOXX 50® Index, the iShares® MSCI EAFE ETF and the iShares® MSCI Emerging Markets ETF due May 1, 2020

Principal at Risk Securities

Additional Information About the Enhanced Trigger Jump Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional provisions:
Share underlying indices:	With respect to the EFA Shares, the MSCI EAFE IndexSM With respect to the EEM Shares, the MSCI Emerging Markets IndexSM
Postponement of maturity date:	If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to an underlying or if a market disruption event occurs with respect to any underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following the latest valuation date as postponed with respect to any underlying.
Denominations:	$1,000 and integral multiples thereof
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for Jump Securities, the following U.S. federal income tax consequences should result based on current law:

•     A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

•     Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

Because the securities are linked to shares of exchange-traded funds, although the matter is not clear, there is a substantial risk that an investment in the securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). A “constructive ownership transaction” includes a contract under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company (such as shares of the iShares MSCI EAFE ETF, and the iShares MSCI Emerging Markets ETF (collectively, the “ETF Shares”)). If an investment in the securities is treated as a “constructive ownership transaction,” all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of a security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding. The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the securities) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of a security will equal the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of a security (which could reflect a multiple of the percentage increase in the value of the ETF Shares over the term of the security) over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Even if an investment in a security is treated as a “constructive ownership transaction,” the amount of “net underlying long-term capital gain,” and therefore the amount of Recharacterized Gain, is unclear. It is possible, for example, that the net underlying long-term capital gain is equal to the aggregate net capital gain that the U.S. Holder would have had if the ETF Shares had been acquired for fair market value on the issue date of the securities and sold for fair market value upon the date of sale, exchange or settlement of the securities (which would reflect the percentage increase, without the multiple, in the value of the ETF Shares over the term of the securities). However, the net underlying long-term capital gain could alternatively be calculated using a number of ETF Shares that reflects the multiple, if any, upon which any gain on the securities will be calculated, in which case the amount of Recharacterized Gain would generally be zero. If a U.S. Holder receives at maturity only (i) the stated principal amount plus (ii) the fixed upside payment, it is unclear to what extent any long-term capital gain of the U.S. Holder in respect of the security would be treated as Recharacterized Gain. Under Section 1260 of the Code, the amount of net underlying long-term capital gain will be treated as zero unless otherwise “established by clear and convincing evidence.” Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the securities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the securities.

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Principal at Risk Securities

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for Jump Securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations exempt securities issued before January 1, 2018 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for Jump Securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for Jump Securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to April 25, 2017, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the EFA Shares and EEM Shares, in stocks constituting the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM, and in futures and/or options contracts on the EFA Shares, the EEM Shares, the SX5E Index, the MSCI EAFE IndexSM, the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets. Such purchase activity could have increased the level of any underlying on April 25, 2017, and, therefore, could have increased the level at or above which such underlying must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the securities (depending also on the performance of the other underlyings). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date, by purchasing and selling the EFA Shares and EEM Shares, the stocks constituting the SX5E Index, the MSCI EAFE IndexSM or the MSCI Emerging Markets IndexSM, futures or options contracts on the EFA Shares, the EEM Shares, the SX5E Index, the MSCI EAFE IndexSM, the MSCI Emerging Markets IndexSM or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may

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Principal at Risk Securities

involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the underlyings, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for Jump Securities.
Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us

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Principal at Risk Securities

or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)  we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $2.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for Jump Securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or Morgan Stanley’s principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for Jump Securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for Jump Securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for Jump Securities, index supplement and prospectus if you so request by calling toll-free 800-584-6837. You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for Jump Securities dated February 29, 2016

Index Supplement dated January 30, 2017

Prospectus dated February 16, 2016

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Principal at Risk Securities

Terms used but not defined in this document are defined in the product supplement for Jump Securities, in the index supplement or in the prospectus.

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